Exhibit F
                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900


                                  June 30, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      The Southern Company
                  Application-Declaration on Form U-1
                  File No. 70-10186

Ladies and Gentlemen:

         We are familiar with the statement on Form U-1, as amended, filed by The Southern Company ("Southern") and certain of its subsidiaries in the above-referenced proceeding (the "Application"). In the Application, Southern requests authority under the Public Utility Holding Company Act of 1935, as amended (the "Act"), to engage in various financing and related transactions (the "Proposed Transactions") through June 30, 2007.

         We are of the opinion that Southern is a validly organized and duly existing corporation under the laws of the State of Delaware, and that, upon the adoption of appropriate resolutions by the board of directors of Southern (or a duly authorized committee thereof), upon the issuance of your order or orders in this matter permitting the Application to become effective with respect to the consummation of the Proposed Transactions, upon compliance with the relevant provisions of the Securities Act of 1933, as amended, and in the event that the Proposed Transactions are consummated in accordance with the terms of the Application and your order or orders:

         (a) all state laws applicable to the Proposed Transactions as described in the Application have been complied with;

         (b) any debt securities and any guarantees issued as contemplated in the Application will be valid and binding obligations of Southern in accordance with their terms;

         (c) any shares of common stock or preferred stock issued or sold by Southern as contemplated in the Application will be validly issued, fully paid, and non-assessable and the holders thereof will be entitled to the rights and privileges appertaining thereto; and

         (d) the consummation by Southern of the Proposed Transactions will not violate the legal


           ATLANTA o HONG KONG o LONDON o NORFOLK o RALEIGH o RICHMOND
                TYSONS CORNER o VIRGINIA BEACH o WASHINGTON, D.C.



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     TROUTMAN SANDERS LLP
       ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP


June 30, 2004
Page 2


rights of the holders of any securities issued by Southern or any "associate" company, as such term is defined in the Act, of Southern.

         We are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia and the State of Delaware.

         We hereby consent to the use of this opinion as an exhibit to the above-mentioned statement on Form U-1.

                                               Very truly yours,

                                               /s/Troutman Sanders LLP

                                               TROUTMAN SANDERS LLP